CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258948 on Form S-1 and in Registration Statement No. 333-259968 on Form S-8, of our report dated March 25, 2022, relating to the financial statements of Cyxtera Technologies, Inc. appearing in this Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Miami, Florida
March 25, 2022